Exhibit 10.133

AMENDED AND RESTATED REIMBURSEMENT AGREEMENT

THIS AMENDED AND RESTATED REIMBURSEMENT AGREEMENT (this “Agreement”), dated as of March 17, 2004, is made by and between THERMOVIEW INDUSTRIES, INC., a Delaware corporation (“ThermoView”), each of its subsidiaries party hereto (together with ThermoView, the “Borrowers”), and GE CAPITAL EQUITY INVESTMENTS, INC., a Delaware corporation (the “Indemnitor”).

RECITALS

A.            The Borrowers posted, with Westchester Fire Insurance Company as a surety (the “Surety”), a Supersedeas Bond in the amount of $690,000 (the “Appeal Bond”) in connection with the appeal in Thermoview Industries, Inc. v. Clemmens, Case No. 2003-CA-1043 (including any subsequent appeals).

B.            The Indemnitor agreed to indemnify the Surety for all losses and expenses in respect of the Appeal Bond.

C.            In consideration for the Indemnitor’s agreement to indemnify the Surety in respect of the Appeal Bond, the Indemnitor requested, and the Borrowers agreed, pursuant to that certain Reimbursement Agreement dated as of June 30, 2003 among the parties hereto (the “Original Reimbursement Agreement”), to reimburse the Indemnitor for any payments made by the Indemnitor to the Surety in respect of the Appeal Bond.

D.            The Borrowers have requested certain amendments to the Original Reimbursement Agreement as more particularly described herein.

E.             The Indemnitor is willing to amend the Original Reimbursement Agreement as more particularly described herein and the parties hereto have agreed to amend and restate the Original Reimbursement Agreement to provide for such amendments on the terms set forth in this Agreement.

F.             It is the intent of the parties that this Agreement not constitute a novation or waiver of the obligations and liabilities existing under the Original Reimbursement Agreement, including any obligation or action required to be performed prior to the date hereof, or evidence payment of all or any of such obligations and liabilities, but that this Agreement amend and restate in its entirety the Original Reimbursement Agreement, and that from and after the date hereof, the Original Reimbursement Agreement be of no further force or effect except as to evidence the incurrence of the obligations of the Borrowers thereunder and the representations and warranties made thereunder.  It is also the intent of the parties that all of the obligations of the Borrowers under the Original Reimbursement Agreement continue in all respects (as amended hereby), with the terms thereof being modified to the extent provided herein and that the liens and security interests as granted under the security agreement securing payment of such obligations are in all respects continuing and in full force and effect and secure the payment of such obligations.

NOW, THEREFORE, in consideration of the foregoing and the undertakings herein set forth and intending to be legally bound, the Borrowers and the Indemnitor hereby agree as follows:

ARTICLE I

APPEAL BOND; INDEMNIFICATION; REIMBURSEMENT.

Section 1.1.            Indemnification of Surety.  Subject to the execution and delivery of this Agreement by the parties hereto and the satisfaction by the Borrowers of the requirements of this Agreement, the Indemnitor has agreed to indemnify the Surety with respect to any losses or expenses suffered by the Surety in connection with the Appeal Bond.

Section 1.2.            Reimbursements.

(a)           Principal.  The Borrowers hereby unconditionally covenant and agree to reimburse and/or pay to the Indemnitor all amounts which the Indemnitor shall have paid to the Surety pursuant to any payments under the Appeal Bond on the day immediately following the date of any such payment (each, a “Repayment Date”).

(b)           Interest.  The Borrowers hereby unconditionally covenant and agree to pay to the Indemnitor interest on any and all amounts owing to the Indemnitor and remaining unpaid by the Borrowers under clause (a) above, from and including the applicable Repayment Date, to but not including the date of payment in full thereof, at a rate of interest equal to 12% per annum.  Amounts payable under this Section 1.02(b) shall be payable at any time and from time to time on demand of the Indemnitor.

(c)           Renewal Fee.  On May 31 of each year, if, on such date, the Appeal Bond shall continue to be posted and the Indemnitor shall continue to agree to indemnify the Surety with respect to the Appeal Bond, the Borrowers hereby unconditionally covenant and agree to pay to the Indemnitor a renewal fee in the amount of two and one-half percent (2-1/2%) of the face amount of the Appeal Bond then posted.

ARTICLE II

SECURITY INTERESTS; EVENT OF DEFAULT.

Section 2.1.            Affirmation of Security Interest.  To secure the obligations of the Borrowers to make payments pursuant to Section 1.01 hereof (collectively, the “Reimbursement Obligations”), the Borrowers hereby unconditionally affirm (a) that all of the obligations of the Borrowers under the Original Reimbursement Agreement are in all respects continuing (as amended hereby), with the terms thereof being modified to the extent provided herein; and (b) that the liens and security interests granted in favor of the Indemnitor pursuant to that certain Security Agreement, dated as of August 31, 1998, as amended, among the Borrowers and the lenders party thereto, securing payment of such obligations are in all respects continuing and in full force and effect.

Section 2.2.            Establishment of Cash Account.  On the first day of each calendar month, the Borrowers shall place cash in an account at Bankers Trust (Account No. 50-265-154) and in the Indemnitor’s name (the “Cash Account”) in an amount equal to at least (i) $50,000 for each month from (and including) July to December and (ii) $30,000 for each month from (and including) January to June; provided that, as of November 1, 2004, there shall be at least $690,000 available in the Cash Account; provided further that the Borrowers shall not have any further obligation to place cash in the Cash Account if funds in the Cash Account are more than the face amount of the Appeal Bond then posted.  The Borrowers hereby grant to the Indemnitor a security interest in the Cash Account for the prompt and complete payment and performance when due of all the obligations to the Indemnitor under this Agreement, and the Indemnitor shall retain control (as defined in the Uniform Commercial Code) of all funds therein until satisfaction in full of the Borrowers’ obligations under this Agreement.  The Borrowers agree that any amounts held in the Cash Account may be applied against obligations of the Borrowers under this Agreement as the same shall become due and payable.  Upon satisfaction in full of the obligations under this Agreement, any remaining amounts in the Cash Account will be used by the Borrowers to prepay the obligations under the terms of that certain Loan Agreement, dated as of August 31, 1998 (the “Loan Agreement”), as amended from time to time, among the Borrowers and the lenders party thereto, which prepayments shall be made in accordance with the terms of the Loan Agreement and the related notes.

Section 2.3.            Default.  The following shall be “Events of Default” for purposes of this Agreement: (i) failure by the Borrowers to pay any amount required to be paid pursuant to Article I of this Agreement within two business days of the date such amount becomes due and payable; (ii) failure of the Borrowers to pay any other amount payable under this Agreement (including deposits to the Cash Account in accordance with Section 2.02 within five business days of the date such amount becomes due and payable; and (iii) failure by the Borrowers to perform or comply with any other obligation under this Agreement which failure is not cured within 30 days of notice by the Indemnitor.

Section 2.4.            Remedies.  The Indemnitor may, if an Event of Default has occurred and is continuing, by written notice to the Borrowers: (i) declare the Borrowers’ obligations hereunder to be, whereupon the same shall become, immediately due and payable; and (ii) exercise, or cause to be exercised, any and all such remedies as it may have under this Agreement or at law or in equity, it being understood and agreed that the Indemnitor shall exercise its remedies against the Cash Account prior to exercising remedies with respect to any other collateral of the Borrowers.

ARTICLE III

MISCELLANEOUS

Notices.  All notices and other communications provided for hereunder shall be sent in accordance with the notice provisions contained in that certain Securities Purchase Agreement, dated as of July 9, 1999, as amended, between Thermoview and the Indemnitor.

Section 3.1.            Successors and Assigns.  This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.  No Borrower may assign its rights under this Agreement without the prior written consent of the Indemnitor.  The Borrowers and the Indemnitor intend that no person other than the parties hereto and their successors and assigns as permitted hereunder shall have any claim or interest under this Agreement or right of action hereon or hereunder.

Section 3.2.            Counterparts.  The execution hereof by each party hereto shall constitute a contract between them for the uses and purposes herein set forth, and this Agreement may be executed in any number of counterparts, with each executed counterpart constituting an original and all counterparts together constituting one agreement.

Section 3.3.            Amendments.  This Agreement may be amended only by an instrument in writing executed and delivered by the Borrowers and the Indemnitor.

Section 3.4.            Complete Agreement.  Taken together with the other instruments and documents delivered in compliance herewith, this Agreement is a complete memorandum of the agreement of the Borrowers and the Indemnitor.

Section 3.5.            Consent to Jurisdiction; Venue; Waiver of Jury Trial.  The Borrowers hereby irrevocably (i) agree that any suit, action or other legal proceeding arising out of or relating to this Agreement may be brought in any federal or state court located in New York and consent to the non-exclusive jurisdiction of such court in any such suit, action or proceeding, (ii) to the extent allowed by law, waive any objection which they may have to the laying of venue of any such suit, action or proceeding in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum.  The Borrowers agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.  THE PARTIES HERETO HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING HEREUNDER OR UNDER THIS AGREEMENT.

Section 3.6.            Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without reference to its principles of conflicts of law.

Section 3.7.            Further Assurances.  The Borrowers will execute and deliver such further instruments and perform such further acts as may be requested by the Indemnitor from time to time to confirm the provisions of this Agreement and/or to confirm the priority and/or perfection of any lien, pledge, assignment or security interest created or intended to be created by this Agreement in any property, rights or interests of the Applicant.  The Borrowers agrees to pay all reasonable costs of any such acts required to be taken by the Borrowers hereunder including without limitation the recording, filing and acknowledging of such documents in such public offices as the Indemnitor may require.

IN WITNESS WHEREOF, the Borrowers and the Indemnitor have caused this Reimbursement Agreement to be duly executed and delivered as of the date first noted above.

GE CAPITAL EQUITY INVESTMENTS, INC.

By:
Name:
Title:

THERMOVIEW INDUSTRIES, INC.
AMERICAN HOME DEVELOPERS CO., INC.
FIVE STAR BUILDERS, INC.
KEY HOME CREDIT, INC.
KEY HOME MORTGAGE, INC.
LEINGANG SIDING AND WINDOW, INC.
PRIMAX WINDOW CO.
PRECISION WINDOW MFG., INC.
ROLOX, INC.
TD WINDOWS, INC.
THERMAL LINE WINDOWS, INC.
THERMOVIEW OF MISSOURI, INC.
THERMO-TILT WINDOW COMPANY
THOMAS CONSTRUCTION, INC.
THERMO-SHIELD OF AMERICA (ARIZONA), INC.
THERMO-SHIELD OF AMERICA (MICHIGAN), INC.
THERMO-SHIELD COMPANY, LLC
THERMO-SHIELD OF AMERICA(WISCONSIN), LLC
THERMOVIEW ADVERTISING GROUP, INC.

By:
Charles L. Smith, President